CST Brands, Inc. Reports Third Quarter 2013 Results
● Revenues of $3.3 Billion
● Net Income of $41 Million
● 10 New to Industry (“NTI”) Stores Opened in Q3
San Antonio, Texas, November 4, 2013 – CST Brands, Inc. (NYSE: CST), one of the largest independent retailers of motor fuels and convenience merchandise in North America, today reported financial results for the third quarter ended September 30, 2013.
“Our company delivered strong year-over-year earnings growth,” said Kim Bowers, Chairman and CEO of CST Brands. “We continue to make great strides as a separate, publicly-traded company, working on key initiatives such as establishing our culture, further developing our brand, and reducing and eliminating the transition services being provided by our former parent company. I am very proud of our hardworking team members across the company that helped produce a very solid quarter.”
Three Months Results
For the three month period ending September 30, 2013, the Company reported net income of $41 million, or $0.55 per diluted share. Included in net income are asset impairment charges of $2 million, net of tax. Excluding these asset impairments, net income would have been $43 million, or $0.57 per diluted share. Net income was $24 million, or $0.31 per diluted share, for the comparable period in 2012.
Revenues totaled $3.3 billion for the third quarter of 2013 compared to $3.4 billion for the same period of 2012. Motor fuel revenues in the U.S. segment declined $47 million, driven by a 1% decline in both of the Company’s per gallon average motor fuel selling price and in motor fuel gallons sold. Motor fuel revenues declined $28 million in our Canada retail segment, primarily from a 2% decline in the Company’s motor fuel gallons sold primarily as a result of fewer average retail sites that sell motor fuel. Also contributing to the overall revenue decline in the Canadian segment was a $55 million impact from foreign currency effects of the Canadian dollar relative to the U.S. dollar.
In the U.S., motor fuel gross margin (cents per gallon), after deducting credit card fees, was $0.16 compared to $0.09 in the third quarter of 2012. The Company experienced historically low motor fuel gross margins in the third quarter of 2012, due primarily to the volatility of crude oil during that period. U.S. merchandise gross margin, net of credit card fees, increased slightly when compared to the third quarter of 2012.
In Canada, the motor fuel gross margin (cents per gallon), after deducting credit card fees, was $0.24 compared to $0.21 in the third quarter of 2012. The margin increase was due primarily to the volatility of crude oil in the prior year period, which resulted in lower motor fuel gross margins in the third quarter of 2012. Canada merchandise gross margin, net of credit card fees, decreased slightly when compared to the third quarter of 2012.
Operating income was $68 million for the third quarter of 2013 compared to $35 million for the third quarter of 2012. Adjusted EBITDA (the non-GAAP measures, including adjusted EBITDA, are described and are reconciled to the corresponding GAAP measures in the Supplemental Disclosure section of this release) was $101 million for the three month period ending September 30, 2013 compared to $63 million for the same period in 2012. The increase in operating income and adjusted EBITDA was due primarily to higher motor fuel gross margin, which is discussed above.
Nine Months Results
Net income for the nine months ending September 30, 2013 was $105 million, or $1.39 per diluted share. For the same period in 2012, net income was $146 million, or $1.93 per diluted share.
For the nine month period ending September 30, 2013, revenues were approximately $9.7 billion compared to $9.9 billion for the nine month period ending September 30, 2012. Motor fuel revenues in the U.S. segment declined $76 million, driven by a 2% decline in the Company’s per gallon average motor fuel selling price. Motor fuel revenues declined $147 million in our Canada retail segment for reasons similar to those discussed above. Also contributing to the overall revenue decline in the Canadian segment was an $84 million impact from foreign currency effects of the Canadian dollar relative to the U.S. dollar.

Operating income was $178 million for the nine months ending September 30, 2013 compared to $218 million for the nine months ending September 30, 2012. Adjusted EBITDA was $273 million for the nine month period ending September 30, 2013 compared to $302 million for the same period in 2012. The reasons for the decline were a decline in motor fuel gross margin in both our U.S. and Canada retail segments, as well as an additional $12 million of general and administrative expenses primarily associated with being a new public company.
New Store Openings
CST opened fifteen new stores in the first nine months of the year. The third quarter of 2013 was particularly busy with new store openings, with eight opened in the U.S. and two opened in Canada during the period. “Each new store opening takes energy and support from CST team members across the company,” said CST’s Chairman and CEO, Kim Bowers. “I couldn’t be prouder of our team coming together to help grow our company and bring value to our shareholders.”
Liquidity and Capital Resources
For the nine month period ending September 30, 2013, cash flow provided by operating activities totaled $410 million. The increase in cash provided by operating activities was due primarily to the change related to the Company’s payment terms on motor fuel purchased from Valero, which were increased to “net 10” days after taking title to the motor fuel. Cash flow used in investing activities was $142 million, primarily related to capital expenditures. Cash flow provided by financing activities was $96 million, due to our net activity with Valero prior to the spin. The effect of foreign currency exchange rate changes was a reduction in cash of $1 million. Overall, cash increased by $363 million.
Total capital expenditures for the three and nine months ended September 30, 2013 were $47 million and $137 million, respectively.
Conference Call
The Company will host a conference call on November 4, 2013 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time) to discuss third quarter earnings results. The conference call numbers are 800-697-5978 or 630-691-2750 and the passcode for both is 5854571#. A live audio webcast of the conference call and the related earnings materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the CST Brands website (www.cstbrands.com). To listen to the audio webcast, go to http://www.cstbrands.com/en-us/investors/eventsandpresentations. After the live conference call, a replay will be available for a period of sixty days. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 5854571#. An archive of the webcast will be available on the investor section of the CST Brands website at http://www.cstbrands.com/en-us/investors/eventsandpresentations within 24 hours after the call for a period of sixty days.

CST BRANDS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Millions of Dollars, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating revenues (a)	$3,316	$3,382	$9,715	$9,939
Cost of sales	3,026	3,137	8,900	9,110
Gross margin	290	245	815	829
Operating expenses:
Operating expenses	169	168	489	484
General and administrative expenses	21	15	56	44
Depreciation, amortization and accretion expense	30	27	90	83
Asset impairments	2	—	2	—
Total operating expenses	222	210	637	611
Operating income	68	35	178	218
Other income, net	1	1	3	1
Interest expense	(10)	—	(17)	—
Income before income tax expense	59	36	164	219
Income tax expense	18	12	59	73
Net income	$41	$24	$105	$146
Earnings per common share
Basic earnings per common share	$0.55	$0.31	$1.39	$1.93
Weighted-average common shares outstanding (in thousands)	75,397	75,397	75,397	75,397
Earnings per common share – assuming dilution
Diluted earnings per common share	$0.55	$0.31	$1.39	$1.93
Weighted-average common shares outstanding – assuming dilution (in thousands)	75,432	75,397	75,416	75,397

Supplemental information:
(a) Includes excise taxes of:	$482	$517	$1,447	$1,496

CST BRANDS, INC.
SEGMENT OPERATING RESULTS
(Millions of Dollars)
(Unaudited)
Retail–U.S.
The following tables highlight the results of operations of our Retail–U.S. segment and its operating performance (in millions, except number of retail sites, per site per day, cents per gallon and per gallon amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating revenues:
Motor fuel	$1,658	$1,705	$4,938	$5,014
Merchandise	342	328	967	936
Other	13	13	43	44
Total operating revenues	$2,013	$2,046	$5,948	$5,994
Gross margin:
Motor fuel	$77	$40	$191	$199
Merchandise	102	99	287	280
Other	13	12	41	43
Total gross margin	192	151	519	522
Operating expenses	108	106	307	300
Depreciation, amortization and accretion expense	21	19	63	57
Asset impairments	2	—	2	—
Operating income	$61	$26	$147	$165

Company operated retail sites at end of period	1,041	1,027	1,041	1,027

Average retail sites open during the period	1,037	1,027	1,034	1,007

Motor fuel sales (gallons per site per day)	5,003	5,131	5,045	5,114
Motor fuel sales (per site per day)	$17,364	$18,058	$17,492	$18,179
Motor fuel gross margin (cents per gallon):
Motor fuel margin, before credit card fees	$0.20	$0.13	$0.17	$0.18
Credit card fees	(0.04)	(0.04)	(0.04)	(0.04)
Motor fuel gross margin, net	$0.16	$0.09	$0.13	$0.14

Merchandise sales (per site per day)	$3,584	$3,463	$3,424	$3,389
Merchandise gross margin, net (percentage of merchandise revenues):
Merchandise gross margin, before credit card fees	30.6%	31.0%	30.5%	30.7%
Credit card fees	(0.8)	(0.8)	(0.8)	(0.8)
Merchandise gross margin, net	29.8%	30.2%	29.7%	29.9%

Retail–U.S. (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Company Operated Retail Sites:
Beginning of period	1,034	1,015	1,032	998
NTIs	8	2	13	5
Acquisitions	—	12	—	29
Closed	(1)	(2)	(4)	(5)
End of period	1,041	1,027	1,041	1,027

Average retail sites open during the period	1,037	1,027	1,034	1,007

Same Store Information (a):
Company operated retail sites	997	997	973	973
Motor fuel sales (gallons per site per day)	4,914	5,148	4,984	5,118
Merchandise sales (per site per day)	$3,509	$3,470	$3,365	$3,392
Merchandise gross margin percent, net	29.7%	30.3%	29.8%	30.0%
Merchandise sales, ex. cigarettes (per site per day)	$2,434	$2,376	$2,310	$2,295
Merchandise gross margin percent, net ex. cigarettes	35.9%	36.2%	36.0%	36.4%
Merchandise gross profit dollars	$96	$96	$266	$271
Other services operating revenues (b)	$12	$12	$39	$41

New to Industry (“NTI”) Information (c):
Company operated retail sites at end of period	46	27	46	27
Company operated retail sites (average)	42	26	37	24
Motor fuel sales (gallons per site per day)	9,758	10,430	9,965	10,181
Merchandise sales (per site per day)	$6,945	$6,551	$6,701	$6,214
Merchandise gross margin percent, net	33.1%	32.5%	32.8%	32.2%
Merchandise sales, ex. cigarettes (per site per day)	$5,509	$5,100	$5,272	$4,827
Merchandise gross margin percent, net ex. cigarettes	37.7%	36.9%	37.4%	36.7%

(a)
The same store information consists of aggregated individual store results for all sites operated substantially throughout both periods presented. Stores that were closed for just a very brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been open for substantially all of the periods being compared.

(b)	Other services include revenues from car wash and commissions from lottery, money orders, air/water/vacuum services, video and game rentals and access to ATMs.

(c)
NTIs consist of all new stores opened after January 1, 2008, which is generally when we began operating our larger formatted stores that accommodate broader merchandise categories and food offerings and have more fuel dispensers than our legacy stores.

Retail–Canada
The following tables highlight the results of operations of our Retail–Canada segment and its operating performance (in millions, except number of retail sites, per site per day, cents per gallon and per gallon amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating revenues:
Motor fuel	$1,140	$1,168	$3,202	$3,349
Merchandise	71	71	197	194
Other	92	97	368	402
Total operating revenues	$1,303	$1,336	$3,767	$3,945
Gross margin:
Motor fuel	$63	$57	$179	$188
Merchandise	20	21	55	57
Other	15	16	62	62
Total gross margin	98	94	296	307
Operating expenses	61	62	182	184
Depreciation, amortization and accretion expense	9	8	27	26
Operating income	$28	$24	$87	$97

Retail sites (end of period):
Company- operated	268	256	268	256
Dealer / Agent (fuel only)	495	514	495	514
Cardlock (fuel only)	77	79	77	79
Total retail sites (end of period)	840	849	840	849

Average retail sites open during of period:
Company- operated	267	255	265	257
Dealer / Agent (fuel only)	497	518	501	524
Cardlock (fuel only)	77	80	79	81
Average retail sites open during the period	841	853	845	862

Motor fuel sales (gallons per site per day)	3,465	3,491	3,292	3,354
Motor fuel sales (per site per day)	$14,748	$14,884	$13,899	$14,179

Motor fuel gross margin (cents per gallon):
Motor fuel margin, before credit card fees	$0.26	$0.23	$0.26	$0.26
Credit card fees	(0.02)	(0.02)	(0.02)	(0.02)
Motor fuel gross margin, net	$0.24	$0.21	$0.24	$0.24

Merchandise sales (per site per day)	$2,890	$3,026	$2,725	$2,769
Merchandise gross margin, net (percentage of merchandise revenues):
Merchandise gross margin, before credit card fees	28.9%	30.3%	28.6%	30.2%
Credit card fees	(0.7)	(0.7)	(0.7)	(0.8)
Merchandise gross margin, net	28.2%	29.6%	27.9%	29.4%

Retail–Canada (continued)

	Company Operated (b)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Retail Sites:
Beginning of period	265	254	261	258
NTIs	2	2	2	2
Acquisitions	—	—	1	—
Conversions, net (a)	1	—	4	1
Closed	—	—	—	(5)
End of period	268	256	268	256

Average retail sites open during the period	267	255	265	257

Average foreign exchange rate for $1 USD to $1 CAD	0.96078	1.00273	0.97630	0.99818

Same Store Information (c), (d):
Retail sites	254	254	253	253
Motor fuel sales (gallons per site per day)	3,612	3,650	3,523	3,597
Merchandise sales (per site per day)	$3,010	$3,008	$2,820	$2,805
Merchandise gross margin percent, net	28.2%	30.3%	28.0%	30.2%
Merchandise sales, ex. cigarettes (per site per day)	$1,558	$1,593	$1,429	$1,453
Merchandise gross margin percent, net ex. cigarettes	37.4%	38.5%	37.8%	42.2%
Merchandise gross profit dollars	$20	$21	$54	$58
Other services operating revenues (e)	$3	$4	$12	$13

NTI Information (c), (f):
Company operated retail sites at end of period	18	13	18	13
Company operated retail sites (average)	17	12	16	11
Motor fuel sales (gallons per site per day)	5,715	6,376	5,601	6,234
Merchandise sales (per site per day)	$3,447	$3,704	$3,231	$3,467
Merchandise gross margin percent, net	29.6%	31.1%	29.3%	30.4%
Merchandise sales, ex. cigarettes (per site per day)	$1,882	$2,027	$1,734	$1,944
Merchandise gross margin percent, net ex. cigarettes	39.4%	39.8%	39.0%	38.7%

Retail–Canada (continued)

	Dealer/Agent (b)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Retail Sites:
Beginning of period	498	521	507	533
Acquisitions	2	3	5	6
Conversions, net (a)	(1)	—	(4)	(1)
Closed or de-branded	(4)	(10)	(13)	(24)
End of period	495	514	495	514

Average retail sites open during the period	497	518	501	524

Average foreign exchange rate for $1 USD to $1 CAD	0.96078	1.00273	0.97630	0.99818

Same Store Information (c), (d):
Retail sites	476	476	472	472
Motor fuel sales (gallons per site per day)	2,958	3,022	2,708	2,839

(a)
Conversions represent stores that have changed their classification from dealer/agent to company owned and operated or vice versa. Changes in classification result when we either take over the operations of a dealer/agent site or convert an existing company owned and operated store to a dealer/agent site.

(b)	Company retail sites sell motor fuel and merchandise and dealer/agent sites sell motor fuel only.

(c)	All amounts presented are stated in Canadian dollars to remove the impact of foreign exchange and all fuel information excludes amounts related to cardlock operations.

(d)
The same store information consists of aggregated individual store results for all sites operated substantially throughout both periods presented. Stores that were closed for just a very brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been open for substantially all of the periods being compared.

(e)	Other services include revenues from car wash and commissions from lottery, money orders, air/water/vacuum services, video and game rentals and access to ATMs.

(f)
NTIs consist of all new stores opened after January 1, 2008, which is generally when we began operating our larger formatted stores that accommodate broader merchandise categories and food offerings. NTIs exclude dealer/agent stores.

Supplemental Disclosure Regarding Non-GAAP Financial Information
Adjusted EBITDA represents net income before income taxes, interest expense, asset impairments, depreciation, amortization and accretion expense. EBITDAR further adjusts adjusted EBITDA by excluding minimum rent expense. The Company believes that adjusted EBITDA and EBITDAR are useful to investors and creditors in evaluating its operating performance because (a) they facilitate management’s ability to measure the operating performance of our business on a consistent basis by excluding the impact of items not directly resulting from our retail operations; (b) securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and (c) the financial covenants in the Company’s debt agreements use adjusted EBITDA and EBITDAR in calculating our total lease adjusted leverage ratio and fixed charge coverage ratio. Adjusted EBITDA and EBITDAR are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and EBITDAR have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the results of operations as reported under GAAP.
The following table presents the Company’s adjusted EBITDA and EBITDAR for the three and nine months ending September 30, 2013 and 2012 and reconciles net income to adjusted EBITDA and EBITDAR (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$41	$24	$105	$146
Interest expense	10	—	17	—
Income tax expense	18	12	59	73
Depreciation, amortization and accretion	30	27	90	83
Asset impairments	2	—	2	—
Adjusted EBITDA	101	63	273	302
Minimum rent expense	7	6	20	19
EBITDAR	$108	$69	$293	$321

CST BRANDS, INC.
CONDENSED BALANCE SHEETS
(Millions of Dollars)

	September 30,	December 31,
	2013	2012
ASSETS
Cash	424	$61
Other current assets	378	323
Total current assets	802	384
Property, plant and equipment, net	1,300	1,276
Other long-term assets	220	49
Total assets	$2,322	$1,709
LIABILITIES AND STOCKHOLDERS’ EQUITY / NET INVESTMENT
Current portion of debt and capital lease obligations	$32	$1
Other current liabilities	480	227
Total current liabilities	512	228
Debt and capital lease obligations, less current portion	1,016	4
Deferred income taxes and other long-term liabilities	207	230
Total stockholders’ equity / net investment	587	1,247
Total liabilities and stockholders’ equity/net investment	$2,322	$1,709
About CST Brands, Inc.
CST Brands, Inc. (NYSE: CST) is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs nearly 12,000 Team Members at approximately 1,900 locations throughout the Southwestern United States and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell Valero fuels and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. For more information about CST, please visit www.cstbrands.com.
Contacts
Investors: Randy Palmer, Director – Investor Relations, 210-692-2160
Media: The DeBerry Group, Melissa Ludwig or Trish DeBerry, 210-223-2772
Safe Harbor Statement
Statements contained in this release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “intends,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CST Brand’s Form 10-Q or registration statement on Form 10 as amended and filed with the Securities and Exchange Commission, and available on the CST Brand’s website at www.cstbrands.com. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.